SECURITIES AND EXCHANGE COMMISSION
		     WASHINGTON, D.C. 20549

			  FORM S-8

		REGISTRATION STATEMENT UNDER THE
		    SECURITIES ACT OF 1933

		MERCHANTS BANCSHARES, INC.
		(A DELAWARE CORPORATION)
		EMPLOYER IDENTIFICATION NO. 03-0287342

	   164 College Street,  Burlington,  VT  05401
		Telephone:  (802) 658-3400

		Merchants Bancshares, Inc.
	Long-Term Incentive Stock Option Plan
		(Full title of the plan)

		   Jennifer L. Varin
		Merchants Bancshares, Inc.
		   275 Kennedy Drive
		South Burlington VT  05403
	(Name and address of agent for service)

			(802) 658-3400
	(Telephone number of agent for service)


CALCULATION OF REGISTRATION FEE:
------------------------------------------------------------------------------
		Proposed        Proposed
Title of        Maximum         Maximum
Securities      Amount          Offering        Aggregate       Amount of
To be           To Be           Price           Offering        Registration
Registered      Registered      Per Share       Price           Fee

Common Stock    400,000         $26.50 *       $10,600,000      $3,212.12
$0.01 par value
per share

-----------------------
  * This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. The above calculation is based on the offering of 400,000 shares at a purchase price of $26.50 per share, which purchase price is the average of the high ($27.00) and low ($26.00) prices of the Registrant's Common Stock as reported on the Nasdaq National Market on September 2, 1997. In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminable amount of interests to be offered or sold pursuant to the Long-Term Incentive/Stock Option Plan described herein.

















MERCHANTS BANCSHARES, INC.

INDEX TO FORM S-8

ITEM    PAGE
PART I

Item 1 -  Plan Information.
	Not required to be filed with the Commission pursuant to Rule 424 (Sec. 230.424).

Item 2 - Registrant Information and Employee Plan
	Annual Information.
 Not required to be filed with the Commission pursuant to Rule 424 (Sec. 230.424).

PART II

Item 3 - Incorporation of Documents by Reference                1

Item 4 - Description of Securities                              1

Item 5 - Interests of Experts and Named Counsel                 1

Item 6 - Indemnification of Directors and Officers              1-2

Item 7 - Exemption from Registration Claimed                    2

Item 8 - Exhibits                                               2-3

Item 9 - Undertakings                                           3

Signatures                                                      4-5






ITEM 3: Incorporation of Documents by Reference:

    The following documents filed by Merchants Bancshares, Inc. (the "Registrant") are hereby incorporated by reference in this Registration Statement: (1) the Registrant's prospectus, dated April 27, 1987, as filed with the SEC on April 27, 1987, pursuant to Rule 424(b) of the Securities Act of 1933, as amended; (2) all reports previously filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996; and (3) the description of the Common Stock contained in the Registrant's Registration Statement on Form S-4, (Registration number 33-16039) filed with the SEC on September 14, 1983, and under
Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4: Description of Securities:
     A description of the Registrant's Common Stock to be offered pursuant to this registration statement is not provided herein because the Registrant's Common Stock is registered under Section
12 of the Exchange Act.


ITEM 5: Interests of Named Experts and Counsel:
     Neither the Registrant's independent auditors, Arthur Andersen LLP nor any individual employed by or associated with such firm in a professional capacity, was employed by the Registrant in connection with matters described in this registration statement on a contingent basis or has, or is to receive in connection with this offering, a substantial interest, direct or indirect, in the Registrant or was connected with the Registrant as a promoter, managing underwriter (or any principal underwriter, if there are no managing underwriters), voting trustee, director, officer or employee.


ITEM 6: Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

     The Restated Certificate of Incorporation of the Registrant and the Amended By-laws of the Registrant provide for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

     The Registrant intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities law.


ITEM 7: Exemption from Registration: Not Applicable

ITEM 8: Exhibits
     The following exhibits are part of this Registration
Statement:

     4.1 Restated Certificate of Incorporation of the Registrant
(Incorporated by reference to Exhibit B to Pre-Effective
Amendment No. 1 to the Registrant's Definitive Proxy
Statement for the Annual meeting of the Stockholders of the Registrant, filed on April 25, 1987).

    4.2 Amended By-Laws of the Registrant, filed on April 25,
1987 as Exhibit C to the Registrant's Proxy Statement.

     5 Opinion and Consent of Bingham, Dana & Gould LLP as to the legality of the securities registered.

   23.1   Consent of Bingham, Dana and Gould LLP included in
Exhibit 5.

   23.2   Consent of Arthur Andersen LLP.

10.1 Merchants Bancshares, Inc. 1996 Stock Option Plan.
10.2 Merchants Bancshares, Inc. Stock Option Agreement.


ITEM 9: Undertakings:
     The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



			1


MERCHANTS BANCSHARES, INC.

	FORM S-8

	AUGUST 28, 1997

	SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the
 City of South Burlington, State of Vermont, on August 28, 1997



Merchants Bancshares, Inc.

/s/ Joseph L. Boutin
Joseph L. Boutin, President




























Pursuant to the requirements of the Securities Act of 1933, the directors have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, State of Vermont, on August 28, 1997.

Long-Term Incentive/Stock Option Plan


/s/ Raymond C. Pecor, Jr.                       /s/Joseph L. Boutin
Raymond C. Pecor, Jr.                           Joseph L. Boutin
Chairman of the Board                           President and CEO


/s/ Peter A. Bouyea                             __________________
Peter A. Bouyea                                 Charles A. Davis
Director                                        Director


/s/ Jeffrey L. Davis                            /s/ Michael G. Furlong
Jeffrey L. Davis                                Michael G. Furlong
Director                                        Director


/s/ Leo O'Brien, Jr.                            /s/ Patrick S. Robins
Leo O'Brien, Jr                                 Patrick S. Robins
Director                                        Director


/s/ Benjamin F. Schweyer                        /s/ Robert A. Skiff
Benjamin F. Schweyer                            Robert A. Skiff
Director                                        Director


/s/ Janet P. Spitler
Janet P. Spitler
Vice President and Treasurer








				5



			 EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION OF DOCUMENTS

	4.1 Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit B to Pre-Effective Amendment No. 1 to the Registrant's Definitive Proxy Statement for the Annual Meeting of the Stockholders of the Registrant, filed on April 25, 1987).

	4.2 Amended By-Laws of the Registrant, (Incorporated by reference to Exhibit C to the Registrant's Definitive Proxy Statement for the Annual Meeting of the Stockholders of the Registrant, filed on April 25, 1987).

	5       Opinion and Consent of Bingham, Dana & Gould LLP as to the
	legality of the securities being registered.

10.1 Merchants Bancshares, Inc.  1996 Stock Option Plan.
10.2 Merchants Bancshares, Inc. Stock Option Agreement

  23.1  Consent of Bingham, Dana & Gould, LLP included in Exhibit 5.

  23.2  Consent of Arthur Andersen LLP.





EXHIBIT 5
September 2, 1997

Merchants Bancshares, Inc.
275 Kennedy Drive
Burlington VT  05403

      Re:  Registration Statement on Form S-8
	   Under the Securities Act of 1933, as Amended
	   --------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Merchants Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 proposed to be filed with the Securities and Exchange Commission on or about September 3, 1997 (the "Registration Statement").

     The Registration Statement covers the registration of 400,000 shares of common stock, $0.01 par value per share, of the Company (the "Shares"), which may be issued by the Company upon exercise of certain stock options, granted by the Company pursuant to the Company's 1996 Long Term Incentive Stock Option
Plan (the "Plan").

     We have reviewed the corporate proceedings taken by the Company with respect to the authorization of the grants and the issuance of the Shares thereunder. We have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates, and other documents as we have deemed necessary or appropriate to enable us to express the opinions rendered hereby. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

     We further assume that all Shares issued upon exercise of options granted or to be granted pursuant to the Plan will be issued in accordance with the terms of such options (where applicable) and the Plan.

     Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware, to the extent that it may apply to or govern the transactions that are the subject of this opinion.


     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered upon the exercise of stock options, duly granted pursuant to the Plan and paid for in accordance with the provisions of the Plan and the grant, will be validly issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

			       Very truly yours,



			       /s/ BINGHAM, DANA & GOULD LLP



EXHIBIT 23.2


	CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration
Statement pertaining to Merchants Bancshares, Inc.'s Long-Term Incentive Stock Option Plan of our report dated January 16, 1997 incorporated by reference in the Form 10-K of Merchants Bancshares, Inc. for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.



				/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
August 27, 1997



EXHIBIT 10.1

MERCHANTS BANCSHARES, INC.
1996 STOCK OPTION PLAN

1.      Purpose.
	The purpose of the Merchants Bancshares, Inc. 1996 Stock Option Plan (the "Plan") is to provide an incentive to certain employees of Merchants Bancshares, Inc. a Delaware corporation (the "Company"), or affiliates thereof, by granting to such employees: (i) incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) options not constituting ISOs ("NQSOs"), in either case to acquire common stock, ($.01) par value of the Company ("Stock").
2.      Effective Date and Term of the Plan.
	The Plan is effective as of the date executed as indicated below (the "Effective Date"). Unless sooner terminated, the Plan shall continue in effect from the Effective Date until the day before the tenth anniversary of the Effective Date (the "Termination Date"). In no event shall an ISO or NQSO (collectively "Options") be granted after the Termination Date. Options granted prior to the Termination Date shall remain in effect until their exercise, surrender, cancellation or expiration in accordance with their terms.
3.      Stock Subject to the Plan.
	(a) Subject to adjustment as provided in Section 10 below, the aggregate number of shares of Stock ("Shares") to be delivered upon exercise of all Options granted under the Plan shall not exceed 400,000.
	(b) If any Option granted under the Plan expires, terminates or is canceled without having been exercised in full, the number of Shares as to which the Option has not been exercised shall become available for further grants under the Plan, except that if any Option is canceled on account of the exercise of a related Option, the Shares represented by such canceled Option shall no longer be available for issuance under the Plan.
	(c) Upon exercise of an Option the Company may issue authorized but unissued Shares, Shares held in its treasury, or both.
	(d) Shares issued upon the exercise of an Option shall be fully paid and nonassessable.
	(e) Unless otherwise determined by the Committee, no fractional share of Stock shall be issued or transferred upon exercise of an Option under the Plan.
4.      Administration of the Plan.

	(a) Committee. The Plan shall be administered by a Committee of the Board of Directors (the "Committee"). The Committee shall initially consist of the entire Board. However, the Board may elect at any time to provide that the Committee shall consist of not less than two members, each of whom shall be a Director who is a "Non-Employee Director" within the meaning of 17 Code of Federal Regulations Section 240.16b-3(b)(3)(i) . The Committee shall be appointed by, and serve at the pleasure of, the Board of Directors.
	(b) Authority. Subject to the specific limitations and restrictions set forth in the Plan, the Committee shall have the authority: (i) to grant
ISOs to employees whom the Committee determines are key to the success of the Company ("Key Employees"); (ii) to grant NQSOs to such employees as the Committee shall select (the grantee of an ISO or NQSO being hereinafter referred to as an "Optionee"); (iii) to make all determinations necessary or desirable for the administration of the Plan including, within any applicable limits specifically set out in the Plan, the number of Shares that may be purchased under an Option, the price at which an Option may be exercisable, and the period during which an Optionee must remain in the employ of the Company or a subsidiary of the Company prior to the exercise of an Option;
(iv) to construe the respective Option agreements and the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to determine the terms and provisions of the respective Option agreements, which need not be identical, (vii) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option granted under the Plan, in a manner that the Committee deems necessary or desirable; (viii) to amend any Option granted under the Plan, subject to the provisions of the Plan; (ix) to grant to Optionees in exchange for their surrender of Options, new Options containing such other terms and conditions as the Committee shall determine; and (x) to make other determinations that, in the judgment of the Committee, are necessary or desirable for the administration of the Plan. Any interpretation or decision of the Committee shall be final and conclusive.
Nothing in this Section 4(b) shall give the Committee the right to increase the total number of Shares that may be purchased on exercise of Options
(except as provided in Section 10 below), to extend the term of the Plan, or to extend the period during which an ISO is exercisable beyond ten years from the date of grant thereof.
	(c) Liability/Protection. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to serving as a member of the Committee. Service as a member of the Committee shall constitute service as a member of the Board of Directors, so that members of the Committee shall be entitled to indemnification for their service on the Committee to the full extent provided for service as members of the Board of Directors.
5.      Option Grants.
	(a) Option Agreement. The Committee shall have sole authority to grant Options under this Plan. Each Option granted under the Plan shall be evidenced by a stock option agreement (the "Option Agreement"). The Option Agreement shall be subject to the terms and conditions of the Plan and may contain additional terms and conditions (which may vary from Optionee to Optionee) not inconsistent with the Plan, as the Committee may deem necessary or desirable. Appropriate officers of the Company are hereby authorized to execute and deliver Option Agreements, and amendments thereto, in the name of the Company.
	(b) Option Price. The Option Price of each share of Stock purchasable under an Option granted under the Plan shall be determined by the Committee at the time the Option is granted, and shall be specified in the Option
Agreement. The Option Price shall not be less than (i) in the case of a grant of an ISO to a Key Employee who, at the time of the grant, is not a Ten
Percent Shareholder, as defined below, one hundred percent (100%) of the fair market value of a Share as determined on the date the Option is granted; (ii) in the case of a grant of an ISO to a Key Employee who, at the time of grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary (a
"Ten Percent Shareholder"), one hundred ten percent (110%) of the fair market value of a Share, as determined on the date the Option is granted; or (iii) in the case of a NQSO, the price determined by the Committee. The fair market value of a Share of Stock for purposes of determining the Option Price shall be determined by the Committee in accordance with any reasonable method of valuation consistent with applicable requirements of Federal tax law, including, as applicable, the provisions of Section 422(c)(8) of the Internal Revenue Code of 1986, as amended. The Option Price shall be subject to adjustment in accordance with Section 10 hereof.
	(c) Number of Shares of Stock. Each Option Agreement shall specify the number of Shares which the Optionee may purchase. The Committee shall have the authority to allow a form of payment other than cash to the extent consistent with applicable requirements of Federal tax law.
	(d) Option Term. The Committee shall determine the length of the Option term, except that no Option term shall extend for a period greater than ten (10) years from the date of grant.
6.      Exercise of Options.
	  Subject to applicable law and the terms and conditions of the Plan, an Option granted under the Plan shall be exercisable at such time, or times, upon the occurrence of such event or events, for such period or periods, in such amount or amounts, and upon the satisfaction of such terms and conditions including, without limitation, terms and conditions relating to notice of exercise, date the Option is deemed exercised, delivery and transferability of Shares and withholding of taxes, as the Committee shall determine and specify in the Option Agreement. The aggregate fair market value (determined at the time the Option is granted), of the Shares of Stock with respect to which an ISO or ISOs granted to any Key Employee are to become exercisable for the first time during any calendar year (under the Plan and any other plan of the Company and its subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000). The application of the limitation set forth in the preceding sentence to any individual Option shall be determined by the Committee subject to applicable rules and regulations under Section 422 of the Code.
7.      Expiration of Options.
	The unexercised portion of any Option granted under the Plan shall automatically and without notice expire at the time of the earlier to occur of the following:
	(a) the expiration of ten (10) years from the date on which the Option is granted, or such shorter term as may be specified in the Option Agreement;
or
	(b) the expiration of the period specified in the Option Agreement following the termination of the Optionee's employment with the Company.
Anything to the contrary notwithstanding, in the case of an ISO, such Option shall by its terms not be exercisable after the expiration of ten (10) years
(or, in the case of an Option granted to a Ten Percent Stockholder, five (5) years) from the date such Option is granted.
8.      Non-Transferability of Options.
	(a) No Option granted under the Plan shall be transferable by an Optionee other than by will or the laws of descent or distribution. During the lifetime of an Optionee, an Option shall be exercisable only by the Optionee. Except as otherwise determined by the Committee, any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of, or to subject to execution, attachment or similar process, any Option other than as permitted above shall be null and void and of no effect, and shall result in the forfeiture of all rights as to such Option.
	(b) The Company may require any person to whom an Option is granted, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with applicable Federal and state securities laws.
	(c) Notwithstanding any provision of the Plan or the terms of any Option granted pursuant to the Plan, the Company shall not be required to issue any Shares if such issue or transfer would, in the judgment of the Committee, constitute a violation of any state or Federal law or the rules or regulations of any governmental regulatory body or any securities exchange.
Each Option may be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration, or qualification of the Shares subject to such Option upon any securities exchange or under any state or Federal law, or the consent, or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, or qualification.
9.      No Special Rights.
	Until an Optionee has made payment of the Option Price, has paid or has had satisfied any applicable withholding taxes, and has had issued to him a certificate or certificates for the Shares so acquired, the Optionee shall have no rights as a stockholder of the Company with respect to the Stock. No Option granted under the Plan shall confer upon an Optionee any right to continued employment with the Company or its subsidiaries, nor shall it interfere in any way with the right of the Company or its subsidiaries to terminate an Optionee's employment at any time.
10.     Adjustments for Change in Capital Structure and Special Transactions.
	(a) Recapitalization, etc. In the event of a stock dividend, stock split, or recapitalization, or a corporate reorganization in which the Company is a surviving corporation, including without limitation a merger, consolidation, split-up or spin-off, or a liquidation, or distribution of securities or assets other than cash dividends (a "Restructuring Event"), the number or kinds of Shares subject to the Plan or to any Option previously granted, and the Option Price, shall be adjusted by the Committee as it determines in its sole discretion to reflect such Restructuring Event.
	(b) Special Transactions. In the event of a merger, consolidation, or other form of reorganization of the Company with or into another corporation (other than a merger, consolidation, or other form of reorganization in which the Company is the surviving corporation), a sale or transfer of all or substantially all of the assets of the Company or a tender or exchange offer made by any corporation, person or entity (other than an offer made by the Company), the Committee, either before or after the merger, consolidation or other form of reorganization, may take such action as it determines in its sole discretion with respect to the number or kinds of Shares subject to the Plan or any Option under the Plan. Such action by the Committee may include
(but shall not be limited to) the following:
   (i) accelerating the full exercisability of an Option during such period as the Committee shall prescribe following the public announcement of such merger, consolidation, other form of reorganization, sale or transfer of assets, or tender or exchange offer;
   (ii) permitting an Optionee at any time during such period as the Committee shall prescribe in connection with such merger, consolidation, other form of reorganization, sale or transfer of assets, or tender or exchange offer, to surrender his Option (or any portion thereof), to the Company in exchange for a cash payment in an amount and in a manner determined by the Committee; or
   (iii) requiring an Optionee, at any time in connection with such merger, consolidation, other form of reorganization, sale or transfer of assets, or tender or exchange offer, to surrender his Option
(or any portion thereof) to the Company (A) in exchange for a cash payment as described in clause (ii) above, or (B) in exchange for, and subject to shareholder approval of, a substitute Option or other award issued by the corporation surviving such merger, consolidation or other form of reorganization (or an affiliate of such corporation), or the corporation acquiring such assets (or an affiliate of such corporation), which the Committee, in its sole discretion, determines to have a value substantially equivalent to the value of the Option surrendered.
11.     Amendment, Suspension, or Termination of the Plan.
	The Committee may at any time amend, suspend, or terminate any and all parts of the Plan, any Option granted under the Plan, or both in such respects as the Committee shall deem necessary or desirable, except that no such action may be taken which would impair the rights of any Optionee with respect to any Option previously granted under the Plan without the Optionee's consent.
12.     Governing Law.
	The Plan shall be governed by the laws of the State of Vermont without regard to the principles of conflict of laws. In case any one or more of the provisions contained herein are for any reason deemed to be invalid, illegal or unenforceable in any respect by a judicial body, such illegality, invalidity or unenforceability shall not effect any other provision of this Plan, and this Plan shall be construed as if such invalid, unenforceable or illegal provision had never been contained herein.
13.     References.
	In the event of an Optionee's death or a judicial determination of his physical or mental incompetence, reference in the Plan to the Optionee shall be deemed, where appropriate, to refer to his beneficiary or his legal representative.

	MERCHANTS BANCSHARES, INC.


by:     ________________________


Date:   _________________________










EXHIBIT 10.2

STOCK OPTION AGREEMENT
MERCHANTS BANCSHARES, INC.
1996 STOCK OPTION PLAN

	1.      Grant of Option.   Merchants Bancshares, Inc., a
Vermont banking corporation (the "Company"), grants to ________________________ (the "Optionee"), effective
__________________________  (the "Grant Date"), an option (the
"Option"), to purchase an aggregate of _____________________ shares of the Company's Common Stock, $0.01 par value ("Shares" of "Stock"), at a price of ____________________ [ ] per share.
The Option is granted pursuant to the Company's 1996 Stock Option Plan (the "Plan"), and is subject to the terms and conditions of
this Agreement and of the Plan.   The Shares subject to the
Option shall collectively be referred to as the "Option
Shares."

	2.      Basic Terms of Option.
(a)     Term.   This Option shall extend from the Grant
Date until the date immediately preceding the tenth anniversary of the Grant Date (the "Expiration Date"), provided that the Option shall only be exercisable as permitted in Section 2(b) below.
(b) Schedule of Excersisability The Option Shares shall be subject to this Section 2(b) and, except as otherwise specifically provided in this Agreement, the Option Shares shall become exercisable in full on the second anniversary of the Grant Date, if the Optionee is then employed by the Company, and shall thereafter remain exercisable until the Expiration Date, subject to Section 2(c) below. This Option shall expire on the Expiration Date and may not be exercised at any time thereafter.
(c)     Exercise Following Termination of Employment.
(i)     General.  If the Optionee ceases to be
employed by the Company for any reason, the portion of the Option which has not then become exercisable (the "Nonexerciseable Portion") shall automatically expire, except as otherwise provided in clause (iv) below. That portion of the Option which has become exercisable and has not yet been exercised (the "Exercisable Portion") shall continue to be exercisable for the period set forth in clause (ii), (iii) or
(iv), as appropriate.

(ii)    Death or Disability.  If the Optionee's
employment is terminated on account of death or disability, the Exercisable Portion shall continue to be exercisable until the earlier of one year from the date of termination of employment or the Expiration Date, and shall thereafter automatically expire to the extent not then exercised. For purposes of this Agreement, disability shall be determined under the Company's long term disability plan as in effect from time to time.
(iii)   Cause or Voluntary.  If the Optionee's
employment is terminated for Cause (including any termination of employment if it is later determined that at the time of termination the Company could have terminated the Optionee's employment for Cause), or is terminated voluntarily by the Optionee, the Exercisable Portion shall expire immediately. For this purpose, "Cause" shall mean:
		(A)     indictment for, or plea of nolo
contendere to, a felony or other crime involving intentional enrichment of the Optionee at the expense of the Company;
		(B)     willful gross misconduct in the
performance of duties, or, following written notice from the Board of Directors, repeated neglect of duties.
(iv) Termination without Cause. If the Optionee's employment is terminated by the Company other than for death, disability, or Cause, then the Exercisable Portion shall continue to be exercisable until the earlier of the first anniversary of termination of employment or the Expiration Date, and shall thereafter automatically expire to the extent not then exercised.

	3.      Exercise of Option.   The Optionee shall deliver
written notice of his intention to exercise the Option; such notice shall describe the number of Shares to be acquired. The Optionee may purchase less than the number of Shares exercisable at that time, provided that no partial exercise of this Option may be for any fractional share unless the Committee determines otherwise. The Company shall then schedule a closing date as soon as practicable, but no later than three (3) business days following receipt of such notice. Payment of the purchase price for Shares purchased upon exercise of the Option (the "Purchase Price") shall be made by delivery to the Company of cash or a certified or bank check to the order of the Company or other such form of payment as allowed by the Committee to the extent consistent with applicable requirements of Federal tax law. The Company shall, upon payment of the Purchase Price make prompt delivery of the purchased Shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such Shares before issuing them, then the date of delivery of such Shares shall be extended for the period necessary to complete such action. No Shares shall be issued and delivered upon exercise of any Option unless and until, in the opinion of counsel for the Company, the Company has complied with any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

4.      Nontransferability of Option.   This Option is personal
and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except by the laws of descent and distribution, nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of such rights contrary to the provisions of this Agreement, or upon the placement or levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall, unless otherwise determined by the Committee, expire and become null and void. Such determination of the Committee shall be made with all of the power and authority described in Section 4(b) of the Plan.

5. No Special Rights. The Optionee shall have no rights as a shareholder with respect to any Shares unless and until a certificate representing such Shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued. Nothing contained in the Plan or this Option Agreement shall be construed or deemed by any person under any circumstances to bind the Company, its parent corporation, or any of its subsidiaries (if applicable), to continue the employment of the Optionee for the period within which this Option may be exercised.

6.      Adjustment Transactions.   All rights and obligations
of this Option are subject to Section 10 of the Plan, the terms of which are incorporated herein by reference.

7.      Withholding Taxes.   The Company's obligation to
deliver Shares upon the exercise of this Option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

8.       Investment Representations; Legend.
(a)     Representations.        The Optionee represents,
warrants and covenants that:
(i) any Shares purchased upon exercise of this Option shall be acquired for the Optionee's account for investment only and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the "Securities Act") or any rule or regulation under the Securities Act;
(ii) the Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Company;
(iii) the Optionee can bear the economic risk of holding shares acquired pursuant to the exercise of the Option for an indefinite period; and
(iv) the Optionee understands that (A) the Shares acquired pursuant to the exercise of the Option will not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, the exemption from registration under Rule 144 will not be available for at least two years, and even then will not be available unless a public market then exists for the Stock, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any Stock of the Company and the Company has no obligation or current intention to register any shares acquired pursuant to the exercise of this Option under the Securities Act.
	By making payment upon exercise of this Option, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section
8.
		(b) Legend on Stock Certificates. All stock certificates representing shares of Common Stock issued to the Optionee upon exercise of this Option shall have affixed thereto a legend substantially in the following form, in addition to any other legends required by applicable state law:

The shares of stock represented by this
certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required.
	9.      Miscellaneous.
(a) Except as provided herein, this Option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.
(b) All notices under this Option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below, or at such other address as may be designated in writing by either of the parties to one another:

If to the Company:
Merchants Bancshares, Inc.
275 Kennedy Drive
South Burlington, VT  05403
Attention:  Michael Furlong

If to the Optionee:
At the address shown in the Company's most current payroll records.

(c) All rights and obligations of the Company and the Optionee are subject to the terms and conditions of the Plan.
In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern. All capitalized terms not separately defined herein shall be defined as provided in the Plan.
(d) The provisions of Section 4(b) of the Plan are specifically incorporated herein. Any interpretation of the Committee of the provisions of the Plan or this Agreement shall be final and binding on all parties.
(e) This Option shall be governed by and construed in accordance with the laws of the State of Vermont.
(f) Optionee shall keep the terms of this Agreement strictly confidential, other than as may be necessary to enforce his or her rights hereunder or as otherwise required by law and except for estate planning or personal financial reasons.

MERCHANTS BANCSHARES, INC.



By:

Title:


OPTIONEE'S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to its terms and conditions. The undersigned hereby acknowledges receipt of a copy of the Company's 1996 Stock Option
Plan